JARR CAPITAL
CORP

255 Duncan Mill Road, Suite 504
Toronto, ON
M3B 3H9
Toll-free: 877-446-1260
Fax: 416-444-5982
info@jarrcapital.com
www.jarrcapital.com

CONFIDENTIAL

Wednesday June 22, 2011

KALLO, Inc.
15 Allstate Parkway, 6th Floor
Markham, ON L3R 5B4

Attention: Mr. John Cecil, Chairman & CEO

Dear Mr. Cecil:

Re: Amendment Number Two

This second letter of amendment shall be referred to as Amendment Number Two to the original agreement dated November 8, 2010, and first Amendment dated February 17, 2011; none of original compensation terms, or other terms and rights change from the Engagement Letter dated November 8, 2010 or Amendment Number One , except as noted in this second amendment letter. This second letter of amendment confirms our mutual understanding of the terms under which *KALLO Inc.* ("KALLO" or the "Company") has retained the services of *JARR Capital Corp.* ("JARR Capital") to act as its exclusive financial advisor and fiscal agent in connection with raising financing on a "reasonable efforts" basis for the Company.

Interim Financing – Series I Convertible Debentures

KALLO has also indicated the need for interim financing in the amount of $1,900,000 to $3,400,000; which will come in the form of Series I Convertible Debentures. The Debentures convert into common shares of KALLO at a price of $0.05 per common share. (Terms and Conditions described in the Term Sheets as attached.) On the first tranche of financing, it is understood that Mr. Lloyd Chiotti, Mr. Mario D'Souza and others who have already provided financing to the Company will be converting their promissory notes into the Series I Convertible Debentures in the amount of $400,000. The anticipated timeline dates for this financing will be as follows: First Closing – July 20, 2011, $900,000 USD (This amount will include the $400,000 as described, which is the minimum required before additional funds raised can be dispersed to KALLO); the Second Closing – August 24, 2011, $500,000 USD; Third Closing – September 21, 2011, $500,000 USD (Fees for this financing fall under the Engagement Letter dated November 8, 2010, under the Section of Compensation b (i).

Secondary – Larger Financing – Series II Convertible Debentures
By way of basic description, JARR Capital understands that KALLO is seeking to raise $4,000,000 to $8,000,000 USD in capital, with a preferred targeted amount of $6,000,000 in the form of a Series II Convertible Debentures, convertible at $0.075 per common share for 24 months.

Under this financing, Series I Convertible Debentures will be exchanged for Series II Convertible Debentures; the share exchange price differential will be issued in common shares at the time of exchange. (Fees for this financing fall under the Engagement Letter dated November 8, 2010, under the Section of Compensation b (i).

Secondary Financing - Large Debenture
JARR Capital has also identified a subordinate funding source for $10,000,000, who has expressed that its point of funding will occur six (6) to twelve (12) months after the close of debenture financing. (Fees for this financing fall under the Engagement Letter dated November 8, 2010, under the Section of Compensation b (ii).

No fees will be paid to JARR Capital as a result of conversion from the Series I Convertible Debentures to the Series II Convertible Debentures.

Officers, Directors and Others – Share Issuance – Confirmation of Shares Outstanding
JARR understands that approximately 52,500,000 common shares will be issued to the senior officers, directors and senior friendly shareholders for assisting the Company during the initial start-up phase. There will be an employee share option plan that will not exceed 10% of the total shares outstanding. The last group of shares to be allotted will be those in connection with the Series I & II Debentures. To close the Series I & II Debentures financing, an Officer's certificate will be required confirming the shares issued and outstanding.

Term of Engagement
JARR Capital's engagement will be effective until December 31, 2011.

Again, to restate, this second letter of amendment shall be referred to as Amendment Number Two to the original agreement dated November 8, 2010, and first Amendment dated February 17, 2011; none of original compensation terms, or other terms and rights change from the Engagement Letter dated November 8, 2010 or Amendment Number One , except as noted in this second amendment letter.

Please indicate your agreement with the terms as set out in this amendment letter, noted as Amendment Number Two by signing below. Retain one copy of this signed agreement and return one copy to JARR Capital, along with a copy of the board resolution approving Amendment Number Two.

Sincerely yours,

JARR CAPITAL CORP.

Per: ______________________________
W. T. David Murray, President & CEO

Dated this 22 day of JUNE, 2011

KALLO INC.

Per: ______________________________
John Cecil, Chairman & CEO